                                                                   EXHIBIT (10e)


                                 TRUST AGREEMENT


         This Trust Agreement (this "Agreement") made this __day of ___________, 1989 by and between Brush Wellman Inc., an Ohio corporation (the "Company"), and ______________, a national banking association (the "Trustee"). This Agreement may be referred to and described as the Brush Wellman Inc.-______________ Trust.

                                   WITNESSETH:


         WHEREAS,_________(the "Executive") and the Company are parties to an agreement (the "Employment Agreement"), as such Employment Agreement may hereafter be supplemented, amended, or restated. A current copy of the Employment Agreement is attached as Exhibit A hereto;

         WHEREAS, the Employment Agreement provides for, among other benefits, a lump-sum cash payment to the Executive based in part on certain base salary and bonuses of the Executive (the "Benefit") if the Executive's employment by the Company is terminated under certain circumstances and within a certain period of time after the occurrence of a Change in Control (as such term is defined in Section IV of the Employment Agreement) of the Company;

         WHEREAS, the Company wishes specifically to assure to the extent practicable the payment to the Executive of the


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                                                          2


Benefit if the Benefit becomes payable to the Executive;

         WHEREAS, the Company wishes to establish a trust (the "Trust") and to transfer to the Trust assets which shall be held therein subject to the claims of the creditors of the Company to the extent set forth in Section 3 hereof unless and until paid to the Executive or the Company in such amounts, in such manner, and at such times as specified herein; and

         WHEREAS, the Company shall be considered "Insolvent" for purposes of this Agreement at such time or times as the Company (i) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as now in force or as hereafter amended, or (ii) is unable for more than twenty consecutive calendar days to pay its debts in the ordinary course.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

         1. Trust Fund: (a) Subject to the claims of its creditors to the extent set forth in Section 3 hereof, the company hereby deposits with the Trustee in trust One Hundred Dollars ($100), which shall become the principal of this Trust. The Company, as required by Section VII(C) of the Employment Agreement, or otherwise, may from time to time make additional deposits of cash or other property to the Trust to augment such principal. The Trustee shall promptly notify the Executive in writing of any such additional deposits. The



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assets of the Trust shall be held, administered, and disposed of by the Trustee as herein provided, but no payment of all or any portion of the principal of the Trust or earnings thereon shall be made to the Executive or the Company or any other person or entity on behalf of either except as herein expressly provided.

         (b) The Trust hereby established may be revoked (pursuant to Section VII(C) of the Employment Agreement or otherwise), and this Agreement may be amended, from time to time but only by delivery to the Trustee of an instrument authorized by the Compensation Committee (the "Committee") of the Board of Directors of the Company which is signed by an officer of the Company (other than the Executive) and signed also by the Executive. Any amendment shall be effective only upon the Trustee's written acceptance of such amendment, which acceptance shall not be unreasonably withheld unless such amendment would affect the powers, duties, liabilities, or compensation of the Trustee. If the Trust is revoked pursuant to this Section 1(b), the Trustee shall distribute the assets of the Trust as directed in the written instrument of revocation referred to in this Section 1(b).

         (c) If a Change in Control occurs (i) there shall forthwith be delivered to the Trustee (with a copy to the Executive) a written notice to that effect authorized by the Committee and signed by an officer of the Company (other than the Executive) or (ii) the Executive may (with a copy to the



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                                                          4


Company) notify the Trustee in writing to that effect. The Trustee may conclusively rely on any such notification or the absence thereof. The day the Trustee receives any such notification is the "Notification Date." The Trustee shall have no independent obligation to make a determination as to the occurrence of a Change in Control.

         (d) The principal of the Trust and any earnings thereon shall be held in trust separate and apart from other funds of the Company, exclusively for the uses and purposes set forth herein. The Executive shall have no preferred claim on, or any beneficial ownership or security interest in, any assets of the Trust prior to the time, if any, that such assets are paid to the Executive as specified herein.

         (e) The Trust is intended to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, with the Company as grantor, and this Agreement shall be construed accordingly.

         2. Payment to the Executive: (a) After the Notification Date, if any, and provided that the Company is not then Insolvent, the Trustee, five business days after the Trustee receives both (i) a certificate signed by the Executive substantially in the form of Exhibit B attached hereto and (ii) an affidavit executed by the Executive stating that a copy of such certificate has been delivered to the Company, shall make a payment to the Executive in an amount equal to the lesser of the amount specified in such certificate or the amount of assets then held in the Trust. The Trustee shall make such



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                                                          5


provision as it considers necessary or appropriate for the withholding of any federal, state, and local taxes that may be required to be withheld by the Trustee in connection with any such payment.

         (b) If the amount of assets then held in the Trust is not sufficient to provide for full payment to the Executive of the amount specified in the certificate referred to in Section 2(a) hereof, the Company shall make the balance of such payment as provided in the applicable provisions of the Employment Agreement. However, the Trustee shall have no obligation with respect thereto.

         (c) If any payment to the Executive referred to in Section 2(a) hereof exceeds the amount to which the Executive is entitled pursuant to Sections VII(A), (B), and (F) of the Employment Agreement, no such payment to the Executive by the Trustee shall relieve the Executive of any obligation to the Company with respect to such excess. However, the Trustee shall have no obligation with respect thereto.

         3. The Trustee's Responsibility Regarding Payment to the Executive When the Company is Insolvent: (a) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to the claims of creditors of the Company. The Board of Directors of the Company (the "Board") shall promptly inform the Trustee in writing whenever it believes that the Company is Insolvent. If the Trustee receives such a notice in writing from the Board, or if the



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                                                          6


Trustee shall learn that the Company is then subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as now in force or as hereafter amended, then, unless the Trustee independently determines that the Company is not Insolvent, the Trustee shall (i) make no payment to the Executive pursuant to Section 2(a) hereof, (ii) hold the Trust assets for the benefit of the creditors of the Company, and (iii) promptly seek the determination of a court of competent jurisdiction regarding the Insolvency of the Company. The Trustee shall deliver any undistributed principal and income in the Trust to the extent necessary to satisfy the claims of the creditors of the Company as the final, unappealable order of a court of competent jurisdiction may direct. If the Trustee has not made payment to the Executive pursuant to Section 2(a) hereof by reason of this Section 3(a), the Trustee shall make such payment to the Executive after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent) or pursuant to the final, unappealable order of a court of competent jurisdiction. The Trustee shall have no independent duty to inquire as to whether the Company is Insolvent and may rely on information concerning the Insolvency of the Company which has been furnished to the Trustee by any person.

         (b) If the Trustee has not made payment to the Executive pursuant to
Section 2(a) hereof by reason of Section 3(a) hereof and subsequently becomes required to make such



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                                                          7


payment, such payment shall include interest from the day referred to in Section 2(a) hereof at a rate equal to the Trustee's base rate as in effect from time to time; provided, however, that no such payment, in the aggregate, shall exceed the assets then held in the Trust.

         4. Payments to the Company: (a) Except as provided in Sections 1(b), 4(b), 4(c), 4(d), or 11(b) hereof, the Company shall have no right or power to direct the Trustee to pay any of the Trust assets to the Company.

         (b) Upon the written request of the Company authorized by the Committee which is signed by an officer of the Company and delivered to the Trustee prior to the Notification Date, the Trustee shall pay to the Company such portion of any assets then in the Trust in excess of One Hundred Dollars ($100) as may be specified in such request.

         (c) Ten business days after payment, if any, in full by the Trustee to the Executive pursuant to Section 2 or Section 3 hereof, the Trustee shall distribute to the Company all of the assets, if any, then held by the Trust.

         (d) Fourteen calendar months after the Notification Date, the Trustee, but only if it shall not by then have received the certificate and affidavit referred to in Section 2(a) hereof, shall distribute to the Company twenty-five percent of the assets, if any, then held by the Trust. Twenty-six calendar months after the Notification Date, the Trustee, but only if it shall not by then have received the



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certificate and affidavit referred to in Section 2(a) hereof, shall distribute to the Company thirty-three and one-third percent of the assets, if any, then held by the Trust. Thirty-eight calendar months after the Notification Date, the Trustee, but only if it shall not by then have received the certificate and affidavit referred to in Section 2(a) hereof, shall distribute to the Company fifty percent of the assets, if any, then held by the Trust. Fifty calendar months after the Notification Date, the Trustee, but only if it shall not by then have received the certificate and affidavit referred to in Section 2(a) hereof, shall distribute to the Company one hundred percent of the assets, if any, then held by the Trust.

         5. Investment of Trust Fund: The Trustee shall have sole power to invest assets held in the Trust; provided, however, that the Trustee shall invest the assets in the Trust in accordance with the investment policy contained in Exhibit C attached hereto. However, the Trustee shall at all times act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent corporate trustee, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims.

         6. Income of the Trust: Except as specified herein, during the continuance of this Trust all net income of the Trust shall be retained and held as assets of the Trust.

         7. Accounting by Trustee: (a) The Trustee shall maintain such books, records, and accounts as may be necessary

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for the proper administration of the Trust assets. All such accounts, books, and records shall be open to inspection and audit at all reasonable times by the Committee and the Executive and by any agent, representative, or successor of either. Within 60 days following the end of each calendar quarter after the Notification Date (and within 60 days after the removal or resignation of the Trustee), the Trustee shall deliver to the Company and the Executive a written account of its administration of the Trust assets (for the period since the end of the period covered by the most recent such account, if any) setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such calendar quarter (or as of the date of such removal or resignation).

         (b) Nothing in this Agreement shall preclude the commingling of Trust assets for investment.

         8. Responsibility of Trustee: (a) The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent corporate trustee, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur



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no liability to any person for any action taken pursuant to a direction, request, or approval, contemplated by and complying with the terms of this Trust Agreement, given in writing by or on behalf of the Company or by the Executive; and provided further, that, except as otherwise provided in Section 8(i) hereof, the Trustee shall have no duty to seek additional deposits of principal from the Company.

         (b) The Trustee may register securities and other property held in the Trust in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit or arrange for the deposit of property with any depository; provided that the books and records of the Trustee shall at all times show that all such securities and other property are assets of the Trust.

         (c) If the Trustee shall undertake or defend any litigation arising in connection with this Agreement, it shall be indemnified by the Company against its costs, expenses, and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto.

         (d) The Trustee may consult with legal counsel (who may be counsel for the Company or for the Executive) with respect to any of its duties or obligations hereunder and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.



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         (e) The Trustee may rely on and shall be protected in acting or refraining from acting within the authority granted by the terms of this Agreement upon any written notice, instruction, or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person or persons.

         (f) The Trustee is empowered to take all actions necessary or advisable in order to collect any benefits or payments to which the Trustee is entitled.

         (g) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.

         (h) Nothing in this Agreement shall be construed as relieving the Trustee from any liability resulting, directly or indirectly, from its own fraud, bad faith, negligence, or willful misconduct.

         (i) The Trustee shall be entitled to receive such reasonable compensation for its services as is set forth in Exhibit D attached hereto. The Trustee shall also be entitled to reimbursement of its reasonable expenses incurred with respect to the administration of the Trust, including fees and expenses incurred pursuant to Sections 8(c), 8(d), and 8(f) hereof. Such compensation and expenses shall in all events be payable either directly by the Company or, in the event that the Company shall refuse, from the assets of the Trust. In the event that payment is made hereunder to the Trustee from the



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Trust assets, the Trustee shall promptly notify the Company and the Executive in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held as assets of the Trust an amount in cash equal to any payments made from the Trust assets to the Trustee pursuant to this Section 8(i).

         9. Amendments, Etc. to Employment Agreements: (a) The Company shall, and the Executive may, promptly furnish the Trustee with copies of any modification, amendment, restatement, or change in the Employment Agreement.

         (b) Notwithstanding the foregoing provision of this Section 9, any modification, amendment, restatement, or change in the Employment Agreement that would increase the responsibilities or liabilities of the Trustee or change its duties shall also require the consent of the Trustee.

         10. Replacement of the Trustee: The Trustee may resign after providing not less than 90 days' notice in writing to the Company and the Executive. If the Executive shall agree in writing, the Trustee may be removed at any time upon a written notice to the Trustee authorized by the Committee which is signed by an officer of the Company (other than the Executive). In case of removal or resignation, a new trustee shall be appointed by the Committee; provided, however, that such appointment shall also require the written consent of the Executive. No such removal or resignation shall become effective until the acceptance of the trust by a successor



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trustee designated in accordance with this Section 10. If the Trustee should resign, and within 45 days of the notice of such resignation the Committee and the Executive shall not have notified the Trustee of a replacement trustee, the Trustee shall appoint as a successor trustee a bank or trust company (A) that the Trustee in its discretion considers an appropriate trustee for the Trust, having due regard for the objectives, magnitude, and expected duration of the Trust; (B) (x) whose trust assets under investment would place it among the 100 largest trust companies in the United States or (y) which is a national banking association or established under the laws of one of the states of the United States and which has gross assets in excess of $1 billion; and (C) which is independent and not subject to the control of either the Company or the Executive. The preceding determinations shall be made as of the time of appointment of the successor trustee. Upon the acceptance of the trust by a successor trustee, the Trustee shall release all of the assets then held in the Trust to its successor, which shall thereafter for all purposes of this Agreement be considered to be the "Trustee."

         11. Termination: (a) Unless earlier revoked pursuant to Section 1(b) hereof, this Trust shall not terminate until the earliest to occur of (i) the date on which the Trust no longer contains any assets or any claim against the Company pursuant to Section 8(i) hereof, (ii) the day which is ten business days after payment, if any, in full by the Trustee to

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the Executive pursuant to Section 2 or Section 3 hereof, and (iii)___________,
Executive's 66th birthday. Notwithstanding any other provision of this Agreement, if the Trustee's duties and obligations hereunder are the subject of litigation, the Trust shall not terminate and the assets then held in the Trust shall continue to be so held until the final, unappealable resolution of such litigation.

         (b) Upon termination of the Trust as provided in Section 11(a) hereof, any assets then held in the Trust shall be paid to the Company.

         12. Special Distribution: (a) It is intended that (i) the creation of, transfer of assets to, and the terms of, the Trust will not cause any portion of the Benefit to be other than "unfunded" for purposes of title I of the Employee Retirement Income Security Act of 1974, as amended, or any successor provision thereto; (ii) transfers of assets to the Trust or the terms of the Trust will not be transfers of property for purposes of section 83 of the Code, or any successor provision thereto, nor will such transfers or terms cause a currently taxable benefit to be realized by an Executive pursuant to the "economic benefit" doctrine or otherwise; and (iii) pursuant to section 451 of the Code, or any successor provision thereto, no amounts hereunder will be includible in the gross income of an Executive prior to his taxable year in which such amounts are actually distributed or made available to the Executive by the Trustee.



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         (b) Notwithstanding anything to the contrary contained in this
Agreement, if, based upon a change in federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving the Executive, or a closing agreement made under section 7121 of the Code that is approved by the Internal Revenue Service and involves the Executive, the Trustee determines in its sole judgment that any portion of such amounts are includible in the gross income of an Executive prior to the taxable year in which such amounts would, but for this Section 12, otherwise actually be distributed or made available to such Executive by the Trustee, then the Trustee shall promptly make a distribution to the Executive which, after taking into account any federal, state, and local income tax consequences of the special distribution itself, is equal to the sum of any federal, state, and local income taxes, interest due thereon, and penalties assessed with respect thereto which are attributable to amounts that are so includible in the gross income of the Executive; provided, however, that no such special distribution from the Trust to any Executive shall exceed the amount of assets then held in the Trust.

         13. General Provisions: (a) Each of the Company and the Executive shall, at any time and from time to time, upon the reasonable request of the Trustee, provide information,



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execute and deliver such further instruments, and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

         (b) This Agreement sets forth the entire understanding of the Trustee with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the Trustee, the Company, and the Executive and their respective successors and legal representatives.

         (c) This Trust shall be governed by and construed in accordance with the laws of the State of Ohio, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

         (d) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the maximum extent permitted by law.

         (e) The headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement.



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         (f) Except to the extent required by law, benefits of the Executive under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, or subject to attachment, garnishment, levy, execution or other legal or equitable process.

         (g) The Executive is an intended beneficiary under this Trust, and, as an intended beneficiary, shall be entitled to enforce all terms and provisions hereof.

         (h) Nothing in this Agreement shall in any way diminish any rights of the Executive to pursue his rights as a general creditor of the Company with respect to the Benefit or otherwise, and the rights or obligations of the Executive and the Company under the Employment Agreement shall in no way be affected or diminished by any provision of this Agreement or action taken pursuant to this Agreement except that any payment actually received by the Executive hereunder shall reduce dollar-per-dollar amounts otherwise due to the Executive pursuant to the Employment Agreement.

         (i) If at any relevant time the Company shall not have a Compensation Committee, then any action contemplated herein to be taken by that Committee shall be taken by the Board of Directors of the Company.

         (j) This Agreement may be executed in two or more counterparts, each of which shall be considered an original agreement. This Agreement shall become effective immediately upon the execution by the Company and the Executive of at least



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one counterpart, it being understood that all parties need not sign the same counterpart, but shall not bind the Trustee until the Trustee has executed at least one counterpart.

         14. Notices: All notices, requests, consents, and other communications hereunder shall be in writing and shall be effective when received:

         If to the Company, to:    Brush Wellman Inc.
                                   1200 Hanna Building
                                   Cleveland, Ohio 44115
                                   Attention:  Secretary

         If to the Trustee, to:
                                   -----------------------
                                   -----------------------
                                   -----------------------
                                   -----------------------

         If to the Executive, to:  -----------------------
                                   -----------------------
                                   -----------------------
                                   -----------------------

; provided, however, that if any of the foregoing persons or its or his successors shall have designated a different address by written notice, then to the last address so designated.

         IN WITNESS WHEREOF, the Company and the Executive have caused counterparts of this Agreement to be executed on ___________, 1989, each of which shall be an original agreement, intending that the Trust shall be effective immediately, and the Trustee has caused counterparts of this Agreement to be executed on ____________, 1989.

                                   BRUSH WELLMAN INC.

                                   By:
                                      ---------------------------------
                                      Its:
                                          -----------------------------

                                               --------------------------------

                                               By:
                                                  -----------------------------

                                                   Its:
                                                       ------------------------

         Accepted and agreed to on _________, 1989 by the Executive, who hereby acknowledges that the foregoing Trust Agreement complies with Section VII(C) of the Employment Agreement.




                                               --------------------------------

                                    EXHIBIT A


                   [Copy of Executive's Employment Agreement]

                                    EXHIBIT B


                    EXECUTIVE'S CERTIFICATE IN CONNECTION
                      WITH PAYMENT UNDER SECTION 2(a) OF
                      THE BRUSH WELLMAN INC.-______ TRUST


         The undersigned hereby certifies to____________, Trustee (the "Trustee") under the Brush Wellman Inc.-_____________ Trust established pursuant to a Trust Agreement dated____________, 1989 (the "Trust Agreement"), that:

         (1) The undersigned is the Executive, as defined in the first WHEREAS clause of the Trust Agreement;

         (2) A Change in Control, as defined in Section IV of the Employment Agreement, as defined in the first WHEREAS clause of the Trust Agreement, of Brush Wellman Inc. has occurred during the Term, as defined in Section II of the Employment Agreement, while the undersigned was an employee of Brush Wellman Inc.;

         (3) The undersigned's employment by Brush Wellman Inc. has been terminated during the Window Period, as defined in Section III of the Employment Agreement, pursuant to Section VII(A) of the Employment Agreement;

         (4) The undersigned has complied with Section VII(F) of the Employment Agreement;

         (5) The Trustee is hereby instructed to pay the undersigned $ ________ pursuant to Section 2(a) of the Trust Agreement; and

         (6) Attached hereto is an affidavit certifying that a copy of this Certificate has been delivered to Brush Wellman Inc.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate this ____day of_______, 1989.


                                           _______________________

                                    EXHIBIT C

                               BRUSH WELLMAN INC.

                                INVESTMENT POLICY


I.    Purpose

      The primary criteria for investments made under the Brush
      Wellman Inc.-___________________ Trust shall be preservation of principal and liquidity. The rate of return on investments, while important, shall not take precedence over safety of principal.

II.   Policy

      A.   Acceptable Securities

           1. With the exception of original issue discount securities such as T-Bills and commercial paper, only money market tax free, tax advantaged, and taxable securities purchased and sold/put at par (100) are allowable portfolio holdings. Investments which by nature fluctuate in price and do not have a one month or less maturity or put at 100 are not acceptable. Examples of acceptable securities are lower floaters, unit priced demand adjustable tax exempt securities, put bonds, certificates of deposit, repurchase agreements, and U.S. Treasury Securities.

                a.   When purchasing lower floaters and put
                     bonds, those issued prior to 1986 should be given preference. Issues dated on or within 3 months before 8-7-86 should be given extra scrutiny with regard to actual dated date so as to insure federally tax free status.

                2. The _________ Ohio Tax-Free Money Fund may be utilized for investment of income cash flow as a temporary investment.

           B.   Investment Limits and Liquidity Requirements

                1.   A minimum of 75% of portfolio par value
                     shall be invested in securities saleable with 7 day settlement at price of par. No more than 25% may be invested in securities with actual or effective maturities of a maximum of one month.

                2.   No more than 10% of portfolio par value
                     may be invested in securities subject to alternative minimum tax.

                3.   Except for U.S. Treasury Securities, no
                     more than 20% of the total market
                     portfolio shall be invested in securities with the same entity supplying the underlying credit or same issuer.

                4. The total par value of each security shall be considered in applying each of the preceding II. B. Subsections 1, 2 and 3.

           C.   Credit Standards

                Securities purchased should have a credit rating by Moodys of Aaa/MIG-1 or VMIG-1 or their equivalent by Standard and Poors or alternatively:

                1. The issue is backed by a credit enhancer of a bank rated AA or better and/or insurance company which provides for payment of principal and interest to cover a put and issuer default.

                2.   If the issue is unrated, having never
                     applied, it must have an Aaa equivalent
                     rating as determined by the Trustee.

III.  Safekeeping

      The Trustee will provide safe housing of all securities purchased for the Brush Wellman Inc.-________________ Trust.


                               BRUSH WELLMAN INC.

                                    EXHIBIT D




                 [Schedule of Trustee's reasonable compensation]